Exhibit 99.1

Corporate Communications Department

NEWS Release

Investor Contacts:
Doug Wilburne – 401-457-2288 Justin Bourdon – 401-457-2288	FOR IMMEDIATE RELEASE

Media Contact:
David Sylvestre – 401-457-2362

Textron Reports Third Quarter Earnings from Continuing Operations of
$0.48 per Share, up 6.7% from a Year Ago;
Increases Full-year EPS Guidance

Providence, Rhode Island – October 17, 2012 – Textron Inc. (NYSE: TXT) today reported third quarter 2012 income from continuing operations of $0.48 per share, up 6.7% from $0.45 per share in the third quarter of 2011. Total revenues in the quarter were $3.0 billion, up 6.6% from the third quarter of 2011.

Manufacturing segment profit was $254 million compared to $260 million in the third quarter of 2011. Manufacturing cash flow before pension contributions was $153 million during the third quarter compared to $339 million during last year’s third quarter.  The company contributed $16 million to its pension plans during the third quarter.

“Third quarter results reflected strength in our helicopter and industrial units, favorable liquidation activity in our finance portfolio and good execution at Cessna in an environment of weak business jet demand, partially offset by lower overall volumes in our Textron Systems segment and charges associated with our new fee-for-service unmanned aerial systems programs,” said Textron Chairman and CEO Scott C. Donnelly.

Donnelly continued, “Through the first three quarters of the year, we have had strong results at Bell, Industrial and Finance relative to our original EPS outlook. Based on this performance and our outlook for the fourth quarter, we are raising our full-year EPS guidance.”

Outlook

Textron raised its 2012 earnings per share from continuing operations guidance from its previous range of $1.80 - $2.00 to a revised range of $1.95 to $2.05. The company also confirmed that cash flow from continuing operations of the manufacturing group before pension contributions is expected to be between $700 and $750 million, with planned pension contributions of about $200 million.

Third Quarter Segment Results

Cessna

Revenues at Cessna increased $7 million as higher used aircraft sales more than offset a decline in new Citation jet deliveries. Cessna delivered 41 new Citations in the third quarter this year, down from 47 units in last year’s third quarter.

Segment profit of $30 million was down $3 million from a year ago.

Cessna backlog at the end of the third quarter was $1.3 billion, down $196 million from the second quarter of 2012.

Bell

Bell revenues increased $181 million in the third quarter from the same period in the prior year, primarily reflecting commercial deliveries of 46 units in the third quarter of 2012, compared to 26 helicopters in last year’s third quarter. Military deliveries included 11 V-22’s and 5 H-1’s compared to 9 V-22’s and 7 H-1’s in last year’s third quarter.

Segment profit increased $22 million, primarily reflecting higher volumes.

Bell backlog at the end of the second quarter was $6.3 billion, down $434 million from the second quarter of 2012.

Textron Systems

Revenues at Textron Systems decreased $62 million primarily due to lower volumes. Segment profit decreased $26 million, reflecting charges associated with new fee-for-service unmanned aerial system contracts and lower volumes.

Textron Systems’ backlog at the end of the third quarter was $2.9 billion, up $263 million from the second quarter of 2012.

Industrial

Industrial revenues increased $28 million reflecting higher volumes in our golf and turf and automotive businesses partially offset by unfavorable foreign exchange. Segment profit increased $1 million primarily due to the higher volume, partially offset by inflation that exceeded price increases.

Finance

Finance segment revenues increased $32 million compared to the third quarter of 2011. The segment reported a profit of $28 million compared to a $24 million loss in last year’s third quarter.

Conference Call Information

Textron will host its conference call today, October 17, 2012 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1059 in the U.S. or (612) 234-9959 outside of the U.S. (request the Textron Earnings Call).

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800	2

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday October 17, 2012 by dialing (320) 365-3844 internationally; Access Code: 225827.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.

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Non-GAAP Measures

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend”, “plan,” “estimate,” “guidance”, “project”, “target”, “potential”, “will”, “should”, “could”, “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described under “Risk Factors” in our Annual Report on Form 10-K, among the factors that could cause actual results to differ materially from past and projected future results are the following:  changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables; our ability to access the capital markets at reasonable rates; performance issues with key suppliers, subcontractors or business partners; legislative or regulatory actions impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;  increases in pension expenses or employee and retiree medical benefits; uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on our Finance segment’s receivables;  difficult conditions in the financial markets which may adversely impact

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800	3

our customers’ ability to fund or finance purchases of our products; and volatility in the global economy resulting in demand softness or volatility in the  markets in which we do business.

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800	4

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
Three and Nine Months Ended September 29, 2012 and October 1, 2011
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
REVENUES
MANUFACTURING:
Cessna	$778	$771	$2,210	$1,979
Bell	1,075	894	3,125	2,515
Textron Systems	400	462	1,166	1,359
Industrial	683	655	2,194	2,077
	2,936	2,782	8,695	7,930

FINANCE	64	32	180	91
Total revenues	$3,000	$2,814	$8,875	$8,021

SEGMENT PROFIT
MANUFACTURING:
Cessna	$30	$33	$59	$-
Bell	165	143	462	354
Textron Systems	21	47	96	149
Industrial	38	37	172	153
	254	260	789	656

FINANCE	28	(24)	62	(101)
Segment Profit	282	236	851	555

Corporate expenses and other, net	(38)	(13)	(105)	(75)
Interest expense, net for Manufacturing group	(35)	(37)	(105)	(113)

Income from continuing operations before income taxes	209	186	641	367
Income tax expense	(67)	(50)	(206)	(108)

Income from continuing operations	142	136	435	259
Discontinued operations, net of income taxes	9	6	6	2
Net Income	$151	$142	$441	$261

Earnings per share:
Income from continuing operations	$0.48	$0.45	$1.47	$0.83
Discontinued operations, net of income taxes	0.03	0.02	0.02	-
Net income	$0.51	$0.47	$1.49	$0.83

Diluted average shares outstanding	296,920,000	300,866,000	295,697,000	312,754,000

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 29, 2012	December 31, 2011
Assets
Cash and equivalents	$1,232	$871
Accounts receivable, net	914	856
Inventories	2,831	2,402
Other current assets	549	1,134
Net property, plant and equipment	2,078	1,996
Other assets	3,066	3,143
Finance group assets	2,395	3,213
Total Assets	$13,065	$13,615

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$521	$146
Other current liabilities	2,694	2,785
Other liabilities	2,679	2,826
Long-term debt	1,817	2,313
Finance group liabilities	2,046	2,800
Total Liabilities	9,757	10,870

Total Shareholders’ Equity	3,308	2,745
Total Liabilities and Shareholders’ Equity	$13,065	$13,615

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows and Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

		Three Months Ended		Nine Months Ended
		September 29,	October 1,	September 29,	October 1,
		2012	2011	2012	2011
	Cash flows from operating activities:
	Income from continuing operations	$127	$155	$394	$330
	Dividends received from TFC	30	-	345	179
	Capital contributions paid to TFC	-	(40)	(240)	(152)
	Depreciation and amortization	87	87	257	267
	Changes in working capital	(36)	140	(401)	(98)
	Changes in other assets and liabilities and non-cash items	108	31	42	(7)
	Net cash from operating activities of continuing operations	316	373	397	519
	Cash flows from investing activities:
	Capital expenditures	(156)	(102)	(314)	(271)
	Other investing activities, net	(1)	12	1	(30)
	Net cash from investing activities	(157)	(90)	(313)	(301)
	Cash flows from financing activities:
	Increase in short-term debt	-	38	-	227
	Principal payments on long-term debt	-	-	(139)	(13)
	Proceeds from issuance of long-term debt	-	496	-	496
	Net intergroup borrowings	173	120	418	(275)
	Dividends paid	(6)	(6)	(17)	(17)
	Other financing activities, net	4	(17)	15	(18)
	Net cash from financing activities	171	631	277	400
	Total cash flows from continuing operations	330	914	361	618
	Total cash flows from discontinued operations	(2)	(1)	(5)	(3)
	Effect of exchange rate changes on cash and equivalents	6	(6)	5	4
	Net change in cash and equivalents	334	907	361	619
	Cash and equivalents at beginning of period	898	610	871	898
	Cash and equivalents at end of period	$1,232	$1,517	$1,232	$1,517

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

	Net cash from operating activities of continuing operations - GAAP	$316	$373	$397	$519
Less:	Capital expenditures	(156)	(102)	(314)	(271)
	Dividends received from TFC	(30)	-	(345)	(179)
Plus:	Capital contributions paid to TFC	-	40	240	152
	Proceeds on sale of property, plant and equipment	7	12	9	13
	Total pension contributions	16	16	181	221
	Manufacturing cash flow before pension contributions- Non-GAAP	$153	$339	$168	$455

				2012 Outlook
	Net cash from operating activities of continuing operations - GAAP			$ 1,055 - $ 1,105
Less:	Capital expenditures			(450)
	Dividends received from TFC			(345)
Plus:	Capital contributions paid to TFC			240
	Total pension contributions			200
	Manufacturing cash flow before pension contributions- Non-GAAP			$ 700 - $ 750

Free cash flow is a measure generally used by investors, analysts and management to gauge a company’s ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow the business and fund its obligations.  Our definition of Manufacturing free cash flow adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  We believe that our calculation provides a relevant measure of liquidity and is a useful basis for assessing our ability to fund operations and obligations.  This measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statement of Cash Flows.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Cash flows from operating activities:
Income from continuing operations	$142	$136	$435	$259
Depreciation and amortization	94	94	277	289
Changes in working capital	49	193	(353)	44
Changes in other assets and liabilities and non-cash items	89	21	43	71
Net cash from operating activities of continuing operations	374	444	402	663
Cash flows from investing activities:
Finance receivables originated or purchased	(3)	(39)	(22)	(149)
Finance receivables repaid	142	243	478	665
Proceeds on receivable sales	44	19	113	276
Capital expenditures	(156)	(102)	(314)	(271)
Proceeds from sale of repossessed assets and properties	23	5	71	77
Other investing activities, net	(17)	21	13	50
Net cash from investing activities	33	147	339	648
Cash flows from financing activities:
Principal payments on long-term and nonrecourse debt	(81)	(132)	(474)	(643)
Proceeds from issuance of long-term debt	-	526	88	791
Repayment of borrowings under line of credit facilities	-	(100)	-	(1,040)
Increase in short-term debt	-	38	-	227
Dividends paid	(6)	(6)	(17)	(17)
Other financing activities, net	3	(17)	15	(18)
Net cash from financing activities	(84)	309	(388)	(700)
Total cash flows from continuing operations	323	900	353	611
Total cash flows from discontinued operations	(2)	(1)	(5)	(3)
Effect of exchange rate changes on cash and equivalents	6	(8)	5	3
Net change in cash and equivalents	327	891	353	611
Cash and equivalents at beginning of period	911	651	885	931
Cash and equivalents at end of period	$1,238	$1,542	$1,238	$1,542